Exhibit 10.73
ADDENDUM TO THE CAMPUSCARE ® SUPPORT AGREEMENT BETWEEN
CAMPUS MANAGEMENT CORP. AND
BRIDGEPOINT EDUCATION, INC.
Purpose of Addendum: Add Talisma® CRM
This Addendum, effective upon the mutual execution by the parties hereunder, is incorporated into and made a part of the CampusCare Support Agreement (the “CampusCare Agreement”) between Campus Management Corp. (“CMC”) and Bridgepoint Education, Inc. (“Customer”), dated as of February 15, 2005, as amended. All capitalized terms not otherwise defined herein shall have the meaning set forth in the CampusCare Agreement. The CampusCare Agreement shall be amended, as follows:

1.
Contemporaneously with this Addendum, Customer is executing the Addendum to the Software License Agreement in order to add an unlimited concurrent user license to use the Talisma CRM Licensed Program. Accordingly, the incremental Premium CampusCare fees for the unlimited concurrent user license to Talisma CRM, for the period of February 28, 2013, through December 31, 2013, are as follows.

License	Cost
Talisma CRM	$[***]
TOTAL	$[***]
2.Full payment of the non-refundable fee is due and payable on or before February 28, 2013.
Customer shall promptly pay, indemnify and hold CMC harmless from all sales, use, gross receipts, GST, value-added, personal property or other tax or levy (including interest and penalties) imposed on the services and deliverables provided, other than taxes on the net income or profits of CMC. Subject to any applicable laws, the foregoing shall not apply to the extent Customer is formed as a not for profit organization and promptly provides CMC an applicable tax exempt certificate. All prices quoted exclude taxes.
Except as expressly stated herein, all other terms of the CampusCare Agreement, as amended, remain unchanged and in full force and effect.
BRIDGEPOINT EDUCATION, INC.         CAMPUS MANAGEMENT CORP.
By:     /s/ Daniel J. Devine        By:     /s/ Anders Nessen
Print: Daniel J. Devine            Print: Anders Nessen
Title: CFO                Title: CFO
Date: 6/29/12                Date: 6/29/12

[***] Confidential portions of this document have been redacted and filed separately with the Commission.